Exhibit 10.2



                          ALLONGE TO REVOLVING NOTE

      THIS ALLONGE TO REVOLVING NOTE (this "Allonge") is made and entered into as of the 30th day of April, 2001 by and among SOLDER STATION-ONE, INC., a California corporation ("Solder Station"), and SS Acquisition Corporation, a California corporation ("SSA") (together, Solder Station and SSA are referred to herein as "Borrower"; all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                             W I T N E S S E T H:

      WHEREAS, Borrower made in favor of Bank that certain Revolving Note dated as of April 10, 1998, in the aggregate principal amount of ONE MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($1,500,000), a copy of which is attached as Exhibit A hereto and incorporated herein by this reference (the "Note"); and

      WHEREAS, in order to extend the maturity date of the Note, the parties have agreed to execute this Allonge.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the undersigned agree as follows:

      1. The parties hereby acknowledge and agree that the stated maturity date of the Note shall be extended from April 10, 2001 to May 31, 2002.

      2. Except as amended or revised by this Allonge, the terms of the Note shall remain in full force and effect as of the date hereof. In the event the terms of the Note should conflict with this Allonge, the terms of this Allonge shall control.

      3. This Allonge shall be governed by and construed in accordance with the laws of the State of Illinois.

      4. A facsimile copy of this Allonge shall be deemed an original for all purposes.



                           [SIGNATURE PAGE FOLLOWS]





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                 Signature Page to Allonge to Revolving Note


      IN WITNESS WHEREOF, this Allonge to Revolving Note has been executed and delivered as of the date first above written.

                                    LENDER:

                                    LASALLE BANK NATIONAL ASSOCIATION


                                                            By:
                                                               ---------------
                                                            Its:
                                                                --------------

                                    BORROWER:

                                    SS ACQUISITION CORPORATION


      By:
         ---------------------------------------------------------------------
      Its:
          --------------------------------------------------------------------


                                    SOLDER STATION-ONE, INC.


                                    By:
                                       ---------------------------------------
                                    Its:
                                        --------------------------------------









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


                                  EXHIBIT A
                                  ---------

                                REVOLVING NOTE


                                 See Attached





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